Exhibit 10.4

WAIVER AGREEMENT

This Waiver Agreement, dated as of January 30, 2023 (this “Agreement”), is entered into by and between Grom Social Enterprises, Inc. (the “Company”) and the holder identified on the signature page hereto (the “Holder”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Securities Purchase Agreement, dated as of September 14, 2021, by and between the Company and the Holder (the “2021 SPA”).

RECITALS

WHEREAS, the Holder is the holder of shares of the Company’s Warrants as defined in the 2021 SPA (hereinafter, the “2021 SPA Warrants”);

WHEREAS, the Company entered into a financing (the “Financing”) pursuant to the terms of a Securities Purchase Agreement, dated as of January 25, 2023, by and between the Company and the holders identified on the signature pages thereto (the “2023 Holders”) (the “2023 SPA”);

WHEREAS, the Holder desires to permanently waive (the “Waiver”) (1) Section 4.13(b) of the 2021 SPA and (2) Section 4.18 of the 2021 SPA and (3) and any other provisions of the 2021 SPA which would prohibit or conflict with the Financing;

WHEREAS, as consideration for the Waiver, (1) Holder agrees to issue 150,000 warrants that are substantially identical to the Purchase Warrants (as defined in the 2023 SPA) issued in connection with the 2023 SPA; (2) Holder shall execute a lock up agreement that prohibits the Holder from selling shares underlying the Purchase Warrants for a period of 30 days after the later of (i) the Company’s registration statement registering the shares underlying the Purchase Warrants is declared effective by the SEC or (ii) shareholder approval of the 2023 SPA and the transaction contemplated thereby and the issuances of securities in connection therewith (the “Lock-up Agreement”); and (3) the Company shall promptly pay the Holder a cash fee of $50,000.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.              Waiver. The Holder hereby agrees to the Waiver, whereby the Holder permanently waives (1) Section 4.13(b) of the 2021 SPA and (2) Section 4.18 of the 2021 SPA and (3) and any other provisions of the 2021 SPA which would prohibit or conflict with the Financing. The Holder hereby ratifies, confirms, and approves in all respects all actions previously taken by the Company prior to the date hereof in furtherance of the foregoing.

2.              Purchase Warrants; Cash Payment. As a condition precedent to the Waiver becoming effective, the Company shall issue 150,000 Purchase Warrants to the Holder in the form attached hereto as Exhibit A and shall make a cash payment in immediately available funds to the Holder in the amount of $50,000.

3.              Lock-up. As a condition precedent to the warrants contemplated by Section 2 herein being released from escrow and becoming effective, the Holder shall execute the Lock-up Agreement in the form attached hereto as Exhibit B.

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4.              Registration Rights. The Company hereby grants the Holder the same registration rights as the rights contemplated and agreed by the 2023 Holders in connection with the 2023 SPA, mutatis mutandis..

5.              Rights in 2023 SPA. Holder shall have all the rights, assume all the obligations and make all the representations and warranties contained in the 2023 SPA (except for Section 2.1 Closing, Section 2.2(b) Deliverables and Section 2.3 Closing Conditions), as if they were a Purchaser (as defined in the 2023 SPA and a signatory thereto) of 150,000 common stock purchase warrants; the 2023 Holders agree by acknowledgment below that the Holder shall receive such rights, make such representations and warranties and assume all obligations contained in the 2023 SPA (except for Section 2.1 Closing, Section 2.2(b) Deliverables and Section 2.3 Closing Conditions).

6.              Call Provision. Notwithstanding anything contained in the 2023 SPA or the Purchase Warrant to be issued to the Holder in connection herewith, Section 1(h) of the Purchase Warrant shall not apply during the Lock-Up Period as defined in the Lock-Up Agreement.

7.              Effect of this Waiver. This Agreement shall only be deemed to be in full force and effect from and after both the execution of this Agreement by the parties hereto.

8.              Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and thereof and supersedes all prior agreements and understandings, written or oral, with respect to such matters.

9.              Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

10.           No Third Party Beneficiaries. This Lock-Up Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person other than the parties hereto.

[Signature page follows]

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IN WITNESS WHEREOF, the Company and the Holder have executed this Agreement as of the date first written above.

GROM SOCIAL ENTERPRISES, INC.

By: __________________________
Name:
Title:

[Signature Page to Waiver Agreement]

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HOLDER:

L1 Capital Global Opportunities Master Fund

By: __________________________
Name:

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